Exhibit 99.1
PRESS RELEASE

For Immediate Release
Contact:
Ronald Anderson
President and CEO
or
Dennis Boyle
Senior Vice President and CFO
(610) 644-9400

May 7, 2009
FOR RELEASE: IMMEDIATELY

MALVERN FEDERAL BANCORP, INC. ANNOUNCES APPROVAL
OF STOCK REPURCHASE PROGRAM

Malvern Federal Bancorp, Inc. (the “Company”) (Nasdaq: MLVF) announced today that its Board of Directors approved the repurchase of up to 138,000 shares, or approximately 5% of the Company’s outstanding common stock held by shareholders other than Malvern Federal Mutual Holding Company.  Repurchases may be made by the Company from time-to-time in open-market or privately negotiated transactions during the 12 month period commencing May 20, 2009 as, in the opinion of management, market conditions warrant.  The Board of Directors also determined that it will not take any action to implement a stock option plan or a stock recognition and retention plan during fiscal 2009 or fiscal 2010 in order to maintain the Company’s strong capital position, support additional lending and minimize increased operating expense.

F. Claire Hughes, Jr., Chairman of the Board of the Company and the Bank, stated “We are pleased to announce the approval of our first stock repurchase program.  We plan to implement our repurchases in a deliberative manner that we expect to benefit our long-term shareholder value.”  Ron Anderson, President of the Company and Malvern Federal Savings Bank (the “Bank”) said “We view the approved stock repurchase program as a prudent use of our capital if undertaken, as we plan, in a cost efficient manner.  Since going public in May of last year we have reported solid growth in profitability and significant growth in our customer base and franchise.  These results are very gratifying given the continuing turmoil in the financial markets and validate our community bank model.  Our decision not to pursue the implementation of stock benefit plans reflects our commitment to control our operating costs in order to build long-term shareholder value while continuing to meet our customers’ borrowing and savings needs.  Avoiding the costs of these benefit plans at this time will assist us in maintaining a capital cushion and provide us with operating flexibility and the freedom to continue our business plan of growing the Bank in our current market areas and contiguous communities.  As we have previously indicated, we are continuing our efforts to contain our salary and benefit expenses and, consistent with those efforts, we have determined not to add these benefit plans.”

Malvern Federal Bancorp, Inc. is the “mid-tier” holding company for Malvern Federal Savings Bank, a federally chartered FDIC insured savings bank.  The Bank conducts business out of its main office, located in Paoli, Pennsylvania, and seven branch offices.  As of March 31, 2009, the Company had $681.5 million in assets, $501.6 million in deposits and $69.6 million in shareholders’ equity.

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Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.  Factors which could result in material variations include, but are not limited to, changes in interest rates which could  affect net interest margins and net interest income, competitive factors which could affect net interest income and noninterest income, changes in demand for loans, deposits and other financial services in the Company’s market area; changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.